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                                                                    EXHIBIT 4(a)












                         THE STANDARD PRODUCTS COMPANY

                          SALARY & BONUS DEFERRAL PLAN
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                               TABLE OF CONTENTS


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                                                                                                            Page
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
ARTICLE I    DEFINITIONS AND GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II   ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE III  DEFERRED COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE IV   VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE V    DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE VI   PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE VII  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE VIII MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                         THE STANDARD PRODUCTS COMPANY
                          SALARY & BONUS DEFERRAL PLAN


        THIS DECLARATION OF AGREEMENT, made this 17 day of December, 1997, by The Standard Products Company (the "Company"), an Ohio corporation.

                        W I T N E S S E T H  T H A T:

        WHEREAS, the Company desires to establish and maintain a deferred compensation program to provide certain of its highly compensated employees with the opportunity to defer bonuses and other compensation otherwise payable to them [and to restore certain pension benefits such highly compensated employees otherwise would lose as a result of compensation that is deferred under this deferred compensation program for purposes of calculating accruals under The Standard Products Company Salaried Employees' Retirement Plan]; and

        WHEREAS, the Board of Directors of the Company has duly authorized the aforesaid actions and execution of this Agreement;

        NOW, THEREFORE, the Company hereby adopts the deferred compensation plan provided for under this Agreement, effective as of January 1, 1998, under the following terms and conditions.

                                  ARTICLE I
                      DEFINITIONS AND GENERAL PROVISIONS

  1.1  Definitions.  Unless the context requires otherwise, the terms defined in this Article shall have the following respective meanings:
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    (a)  "Account" means the bookkeeping account described in Section 3.2 under which benefits and income are credited on behalf of a Participant.

    (b) "Beneficiary" means the person entitled to receive any distribution hereunder upon the death of a Participant. Notwithstanding the foregoing sentence, the Beneficiary for benefits accrued under Section 3.1 shall be the beneficiary as determined under the Pension Plan for death benefits payable thereunder, and the Beneficiary for benefits allocated under Section 3.2 shall be the beneficiary designated by the Participant on the written beneficiary designation form and on file with the Committee on the date of death, or in the absence of any such designation, to the spouse (if surviving) of the Participant, or otherwise to the Participant's estate.

   (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (d) "Company" means The Standard Products Company, or any successor thereto which expressly adopts this Plan.

   (e) "Committee" means the Plan Committee described in Article VI hereof.

   (f) "Compensation" means amounts paid or payable by the Employer to an Eligible Employee for a Plan Year which are not deferred under the Spirit Plan or the 401(k) Supplemental Plan, and which are includable in income for federal tax purposes, including but not limited to wages and bonuses (except as otherwise provided herein), but excluding the following: (i) contributions by the Employer to any other employee benefit plan; (ii) any bonus payment by the Employer to any Eligible Employee for the Employer's fiscal year 1988; and
(iii) any amounts that are required to be withheld from a Participant's wages from
                                     -2-
the Employer pursuant to Code Section 3102 to satisfy the Participant's tax obligations under Code Section 3101.

   (g)  "Effective Date" of this Plan means January 1, 1998.

   (h) "Eligible Employee" means any individual who (1) is classified as a grade 33 (or above) employee of an Employer and (2) is among a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA).

   (i) "Employer" means the Company, Holm Industries, Inc. and Oliver Rubber Company, or any successor corporations which shall adopt the Plan.

   (j) "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

   (k) "401(k) Supplemental Plan" means The Standard Products Company 401(k) Supplemental Plan, as such 401(k) Supplemental Plan may be amended from time to time.

   (l) "Long-Term Disability Plan" means The Standard Products Company Long-Term Disability Plan, as such Long-Term Disability Pension Plan may be amended from time to time.

   (m) "Participant" means any Eligible Employee who meets the eligibility requirements for participation in the Plan as set forth in Article II and who earns or accrues benefits under this Plan.

   (n) "Pension Plan" means The Standard Products Company Salaried Employees' Retirement Plan, as such Pension Plan may be amended from time to time.

   (o) "Plan" means "The Standard Products Company Salary & Bonus Deferral Plan" as set forth herein, as such Plan may be amended from time to time.

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


   (p) "Plan Year" means any July 1 through June 30 period; provided, however, that the initial plan year of the Plan shall begin on January 1, 1998 and end on June 30, 1998.

   (q) "Separation from Service" occurs when an employee is no longer performing duties for the Employer for which he is entitled to receive Compensation and is not on an authorized leave of absence, layoff, vacation, sick or disability leave, or jury duty, or working for a member of the controlled group of the Company, as described under Code Section 414(b).

   (r) "SPIRIT Plan" means The Standard Products Individual Retirement and Investment Trust Plan (as Amended and Restated effective July 1, 1990), as such SPIRIT Plan may be amended from time to time.

   (s) "Supplemental Retirement Plan" means The Standard Products Company Supplemental Employees' Retirement Plan, as such Supplemental Retirement Plan may be amended from time to time.

   1.2 General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions has been done for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.

                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

   2.1 General Eligibility Conditions. To become eligible to participate in this Plan, an individual must be (i) classified as a grade 33 (or above) employee of an Employer; and

(ii) among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Once an Eligible Employee becomes a Participant, such individual shall continue to be a Participant until the latest to occur of failure to meet at least one of the two conditions described above, or the complete distribution to the Participant (or Beneficiary, if applicable) of his benefits under the Plan. In order to accrue a benefit or receive an allocation under the Plan, however, a Participant must meet the criteria described in this Section 2.1 and also must meet the requirements of Sections 2.3 and 2.4.

   2.2 Eligibility for Accrual of Benefits Under Section 3.1. In order to receive an accrual of benefits under Section 3.1, a Participant must be a participant concurrently under the Pension Plan and have the accrual of benefits under the Pension Plan and/or the Supplemental Retirement Plan be limited or decreased currently by reason of such individual's participation in this Plan.

   2.3 Specific Conditions for Active Participation. To actively participate in this Plan (i.e., to make deferrals hereunder) a Participant must execute a compensation deferral agreement. A Participant's compensation deferral agreement shall be filed with the Committee on a form prescribed by it and shall be filed in advance of the beginning of the Plan Year for which the Compensation covered by such agreement is to be deferred at such times as the Committee may specify. In all cases, a Participant shall file his Compensation Deferral Agreement prior to the time any of the Compensation covered by such agreement is to be earned by such Participant. Elections to participate and defer Compensation shall continue in effect for the duration of the relevant Plan Year and may not be amended, revoked or suspended. A new election shall not be required for a subsequent Plan Year if a

Participant's current Plan Year Compensation Deferral Agreement is to remain in effect for such subsequent Plan Year.

   2.4 Participation by Other Employers. With the consent of the Company, any corporation which is a member of the same controlled group as the Company (within the meaning of Code Section 1563(a)) may become a participating employer under the Plan by executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.

                                  ARTICLE III
                             DEFERRED COMPENSATION

   3.1 Benefit Accruals Related to the Pension Plan. Under this Section, for a particular Plan Year, a Participant shall accrue a benefit equal to the difference between (a) and (b) where:

   (a) equals the benefits that a Participant otherwise would accrue under the Pension Plan and the Supplemental Retirement Plan, taking into account the amount, if any, of the Participant's Compensation that is deferred under this Plan in such year; and

   (b) equals the benefits actually accrued in such year under the Pension Plan and the Supplemental Retirement Plan.

   3.2  Deferred Compensation Allocations.

   (a) The Committee shall establish an Account for each Participant in the Plan, and on the payroll date shall credit to that Account, the amount of Compensation that the Participant elected to defer pursuant to
Section 2.2 and actually earned by rendering employment services to the Employer.

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

   (b) The Committee shall credit to a Participant's Account during each quarter of the Plan Year, as additional deferred compensation, interest equal to the average of the monthly Moody's long-term Baa corporate bond yield rates in effect for each month of the three-month period prior to the first day of the
quarter.   Such interest will be compounded daily on Account balances during the Plan Year. Interest also will accrue and be credited in this manner on the Accounts of Participants for whom a compensation deferral agreement is not in effect, or with respect to the Account of any Participant who is being paid in installments until such time as such Account is fully distributed. No interest shall be credited to any benefit accrued under this Plan under Section
3.1 to make up for any reduction or decrease in the Participant's accrued benefit under the Pension Plan or the Supplemental Retirement Plan.

   (c) Participant elected contributions hereunder will be automatically suspended during any unpaid leave of absence or temporary layoff.
Contributions suspended in accordance with the provisions of this paragraph shall be automatically resumed, without the necessity of any action by the Participant, upon his return to employment at the expiration of such suspension period.

                                   ARTICLE IV
                                    VESTING

   4.1  Vesting of Benefits Accrued Under Section 3.1.  Benefits accrued under
Section 3.1 shall vest at such time and in such manner as they would vest had they been accrued under the Pension Plan.

   4.2 Vesting of Benefits Allocated Under Section 3.2. A Participant always will be one hundred percent (100%) vested in amounts credited to his Account.

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                                   ARTICLE V
                            DISTRIBUTION OF BENEFITS

   5.1  Distribution of Benefits Accrued Under Section 3.1.   Benefits accrued
under Section 3.1 shall be paid or distributed, in cash, in such manner, at such time, and to such person(s) as prescribed under the terms of the Pension Plan which would have been applicable if such benefits actually were paid under or by the Pension Plan.

   5.2  Distribution of Benefits Allocated Under Section 3.2.

   (a) Distribution upon Retirement. If a Participant's Separation from Service occurs on or after his normal retirement date or early retirement date under the Pension Plan and such Participant is receiving annuity payments under the Pension Plan, such Participant shall be entitled to receive payment of his Account balance in cash, either (i) in a lump sum; or (ii) in approximately equal annual installments made over a five (5), ten (10) or fifteen (15) year period, based on a written election made by such Participant in accordance with
Section 5.2(f). Distribution of a Participant's Account balance under the provisions of this paragraph shall be made (or shall commence if the installment form of distribution is elected), within sixty (60) days after the close of the calendar year in which the Participant's Separation from Service occurred.

   (b) Distribution upon Death. In the event a Participant dies prior to his Separation from Service, his designated Beneficiary shall receive a lump sum payment of his Account balance, as soon as administratively practicable after the Participant's death, unless the Participant filed with the Committee a written election to have his Account distributed in the form of approximately equal annual installments over a five (5), ten (10) or fifteen (15) year period, to his Beneficiary commencing as soon as administratively practicable during the calendar year following the calendar year of the Participant's death. In the event a Participant dies after his Separation from Service with an installment form of distribution in effect, the Participant's Beneficiary shall receive at such time(s) such installments that otherwise would have been payable to the Participant.

   (c) Termination of Employment Prior to Retirement. In the event of a Participant's Separation from Service (for any reason other than death or disability) prior to his normal retirement date or early retirement date under the Pension Plan, such Participant shall be entitled to elect to receive payment of his Account balance in cash, either (i) in a lump sum; or (ii) in approximately equal annual installments made over a five (5), ten (10) or fifteen (15) year period, based on a written election made by such Participant in accordance with Section 5.2(f).

   (d) Distribution in the Event of Disability. In the event a Participant is determined to be disabled, such Participant shall be entitled to receive payment of his entire Account balance in a lump sum as soon as administratively practicable after the Participant begins receiving long-term disability benefits under the Long-Term Disability Plan, unless the Participant filed with the Committee, prior to his becoming disabled, a written election to have his Account distributed in annual installments over a five (5), ten (10) or fifteen
(15) year period commencing as soon as administratively practicable during the calendar year following the calendar year in which the Participant became eligible to receive long-term disability benefits under the Long-Term Disability Plan. A Participant shall be considered disabled for Plan purposes if he is eligible to receive long-term disability benefits under the Long-Term Disability Plan.

   (e) In-Service Distributions. Regardless of the date on which benefits under this Plan otherwise are to be paid or commence, in the event of hardship of the Participant, payment of all or a portion of a Participant's Account can be accelerated by the Committee's determination of hardship. The Committee shall have sole discretion as to whether a hardship has occurred and if so, also shall have sole discretion to determine the amount of a Participant's Account that may be distributed to the Participant in order to alleviate that hardship. For this purpose, hardship shall mean an unforeseeable financial emergency arising as a result of events beyond the control of the Participant. An unforeseeable financial emergency shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (within the meaning of Treasury Regulations Section 1.457-2(h)). The amount that may be distributed under this
Section 5.2(e) cannot exceed the lesser of the balance in the Participant's Account or the amount the Committee determines is necessary to satisfy such Participant's hardship. In no event shall any hardship distribution involve the benefit accrual under Section 3.1 of this Plan.

   (f) Form of Distribution. Each Participant shall be required to file a written distribution election form with the Committee on a form prescribed by it at the time of the Participant's initial participation in the Plan indicating that the Participant's Account is to be distributed in the form of a lump sum or in approximately equal annual installments over a five (5), ten
(10) or fifteen (15) year period. A Participant shall have the right to amend such election from time to time; provided, however, that no amendment made to a

Participant's distribution election form during the twelve (12) month period immediately preceding the date payment of the Participant's Account is to be made or commence shall be recognized for purposes of the Plan.

   (g)  Amount of Distribution.
        (i) The amount of any lump sum distribution payable hereunder upon a Participant's retirement, death, disability or other termination of employment, shall be based on the value of the Participant's Account on the last day of the month prior to the distribution date.

        (ii) If a Participant's Account is to be distributed in the form of annual installment payments, such Participant's Account shall be valued on the December 31 of the calendar year in which the Participant retires, dies, becomes disabled or otherwise terminates employment, whichever is applicable, and on each subsequent December 31, until all annual installment payments have been made.

                                   ARTICLE VI
                              PLAN ADMINISTRATION


   6.1 Administration. The Plan shall be administered by the Committee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.

   6.2 Plan Committee. The Plan shall be administered by a Committee of not fewer than three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company until such appointments are terminated. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Board of

Directors of the Company. If otherwise eligible, the fact that an Eligible Employee is a member of the Committee shall not preclude participation in the Plan. No member of the Committee shall act or participate in any action of the Committee directly affecting that Participant's Account under the Plan, that is not of general application to all Participants. The Committee is authorized to interpret the Plan and from time to time may adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

   The Committee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Eligible Employees and Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Plan to the Board of Directors of the Company. All decisions made by the Committee shall be final.

   Without limiting the powers set forth herein, the Committee shall have the power (i) with the consent of the Board of Directors of the Company to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) to determine the times and places for holding meetings of the Committee and the notice to be given of such meetings; (iii) to employ such agents and assistants, such counsel (who may be of counsel to the Company herein), and such clerical and other services as the Committee may require in carrying out the provisions of the

Plan; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Committee.

   The members of the Committee, and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Committee, and the members of the Committee and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent or any such accountant or counsel.

   6.3 Statement of Participant's Account. The Committee shall, as soon as practicable after the end of each Plan Year, mail to each Participant a statement setting forth the Account of such Participant under Section 3.2 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Committee within thirty (30) days after the mailing of such statement to the Participant.

   6.4 Filing Claims. Any Participant, Beneficiary or other individual (hereinafter a "Claimant") entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to file a written claim with the Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form and in such manner as the Committee shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Committee, such Claimant shall have no right to receive any distribution from or under the Plan.

   6.5 Notification to Claimant. If a Claimant's application is wholly or partially denied, the Committee (or its designee) shall, within ninety (90) days, furnish to such Claimant a written notice of its decision. Such notices shall be written in a manner calculated to be understood by such Claimant, and shall contain at least the following information:

   (a)   The specific reason or reasons for such denial;

   (b) specific reference to pertinent Plan provisions upon which such denial is based;

   (c) A description of any additional material or information necessary for such Claimant to perfect his claim, and an explanation of why such material or information is necessary; and

   (d) An explanation of the Plan's claim review procedure describing the steps to be taken by such Claimant, if he wishes to submit his claim for review.

   6.6 Review Procedure. Within sixty (60) days after the receipt of such notice from the Committee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Committee of the decision denying such claim. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to receive any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Committee upon such review shall be made promptly and not later than sixty

(60) days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the Committee's receipt of a request for review. Any such decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

   6.7 Payment of Expenses. All costs and expenses incurred in administering the Plan shall be paid by the Company.

   6.8 Change in Control. Within thirty (30) days of a "change in control" (as defined below), or in anticipation of a change in control, the Company shall cause an irrevocable trust to be established (the "Trust"), or make use of any such Trust previously established, and the Company may at such time as it deems appropriate in its sole discretion contribute to the Trust cash in an amount equal to the value of each Participant's Account under Section 3.2 and cash in an amount equal to the present value of the accrued benefits as provided under
Section 3.1, as such amount may be determined by the Pension Plan actuary, to be held in such Trust. The assets of the Trust shall be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's "insolvency" (as herein defined), until paid to Plan Participants and Beneficiaries in such manner and at such times as specified in the Plan.
For purposes of this Section, the Company shall be considered "insolvent" if the Company is unable to pay its debts as they become due or the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

   For purposes of this Section, Change of Control means the occurrence of any of the following events:


        (1) When any "person" as defined in Section 3 (a) (9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
    Section 13 (d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding capital stock; provided, however, that with respect to any director who on the effective date of this Agreement is the beneficial owner or has the option to acquire 5% or more of such capital stock outstanding on such effective date, capital stock so owned or acquired pursuant to any such options shall not be counted in determining such 20% or more combined voting power;

        (2) When, during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph; or

        (3) The completion of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets or otherwise or any merger of the Company into another Company (unless the persons who were shareholders of the Company immediately prior to such transaction own more than 70% of the voting stock and value of the surviving company immediately following such merger in substantially the same proportions as they owned immediately prior to the merger).

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION


   7.1 Amendment. The Company has reserved, and does hereby reserve, the right at any time and from time to time by action of its Board of Directors (or by action of an officer or officers of the Company to whom the Board of Directors has delegated the authority to amend the provisions of the Plan) to amend, modify or alter any or all of the provisions of the Plan without the consent of any other Employer or of the Eligible Employees or Participants; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Company, and shall become effective as of the date designated in such instrument. A copy of any such amendment to the Plan shall be delivered to any other Employer as soon as practicable following its adoption.

   7.2 Termination. The Company reserves the right to suspend, discontinue or terminate the Plan, at any time in whole or in part; provided, however, that a suspension, discontinuance or termination of the Plan shall not accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company, relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or reduce any existing Account balance.

   Any Employer may terminate its participation in the Plan at any time by providing written notice thereof to the Company.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

   8.1 Employment Relationship. A Participant shall be considered to be in the employ of the Employer and its related affiliates and subsidiaries as long as he remains an employee of either the Employer, any subsidiary corporation of the Employer, or any corporation to which substantially all of the assets and business of the Employer are transferred. For this purpose, a subsidiary corporation of the Employer is any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, as of the date such determination is to be made, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Nothing in the adoption of this Plan nor the crediting of deferred compensation shall confer on any Participant the right to continued employment by the Employer or an affiliated or subsidiary corporation of the Employer, or affect in any way the right of the Employer or such affiliate or subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

   8.2 Facility of Payments. Whenever, in the opinion of the Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Committee shall have the discretionary authority to direct payments to such person's legal representative or to a relative or friend of such person for his benefit; alternatively, the Committee may in its discretion apply the payment for the benefit of such person in such manner as the Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Committee with respect to such payment or application of benefits.

   8.3 Funding. All benefits under this Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under this Plan or any other specific assets of the Employer. All amounts credited under this Plan to the benefit of a Participant shall constitute general assets of the Employer and may be disposed of by the Employer at such time and for such purposes as it may deem appropriate.

   8.4 Anti-Assignment. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant's spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under this Plan, then those rights, in the discretion of the Committee, shall cease. In this case, the Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant's spouse, or Beneficiary in such manner as the Committee may deem proper.

   8.5 Unclaimed Interests. If the Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Committee shall so certify, and thereafter the Committee shall attempt to locate such missing person. If such person continues missing for a period of three years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Committee, be distributed to the Beneficiary of such missing person.

   8.6 References to Code, Statutes and Regulations. Any and all references in this Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

   8.7 Liability. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of this Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct. However, this Section shall not operate to relieve any of the aforementioned from any responsibility or liability for any responsibility, obligation, or duty that may arise under ERISA.

   8.8 Tax Consequences of Compensation Reductions. The income tax consequences to Participants of Compensation reductions under this Plan shall be determined under applicable federal, state and local tax law and regulation.

   8.9 Company as Agent for Employers. Each corporation which shall become a participating employer pursuant to Section 2.4 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authority hereby conferred upon the Company by the terms of the Plan, including but not limited to the power to amend and terminate the Plan. The Company's authority shall continue unless and until the Employer terminates its participation in the Plan.

   8.10 Governing Law; Severability. The Plan shall be construed according to the laws of the State of Ohio, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. In the event that any one or more of the provisions of this Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Plan, but this Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

   8.11 Taxes. The Employer shall be entitled to withhold any taxes from any distribution hereunder as it believes necessary, appropriate, or required under relevant law.

   IN WITNESS WHEREOF, THE STANDARD PRODUCTS COMPANY, by action of its Board of Directors, has duly adopted The Standard Products Company Salary & Bonus Deferral Plan effective as of the 1st day of January, 1998.

                                         THE STANDARD PRODUCTS COMPANY

                                         By /s/ Richard N. Jacobson
                                            --------------------------------
                                         Title General Counsel and Secretary
                                               -----------------------------

                         THE STANDARD PRODUCTS COMPANY

                            401(K) SUPPLEMENTAL PLAN

                               TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
ARTICLE I    DEFINITIONS AND GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . .     2

ARTICLE II   ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . .     4

ARTICLE III  DEFERRED COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE IV   VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE V    DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE VI   PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . .    14

ARTICLE VII  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .    19

ARTICLE VIII MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .    20


                         THE STANDARD PRODUCTS COMPANY
                            401(k) SUPPLEMENTAL PLAN


   THIS DECLARATION OF AGREEMENT, made this 17 day of December, 1997, by The Standard Products Company (the "Company"), an Ohio corporation.

                         W I T N E S S E T H  T H A T:

   WHEREAS, the Company desires to establish and maintain a deferred compensation program to provide supplemental retirement benefits for certain of its highly compensated employees whose elective deferral contributions under the Standard Products Individual Retirement and Investment Trust Plan (As Amended and Restated Effective July 1, 1990) and as the same may be amended from time to time, are limited by Sections 401(a)(17) or 401(k)(3) of the Internal Revenue Code of 1986, as amended (the "Code") [and to restore certain pension benefits such highly compensated employees otherwise would lose as a result of compensation that is deferred under this deferred compensation program for purposes of calculating accruals under The Standard Products Company Salaried Employees' Retirement Plan]; and

   WHEREAS, the Board of Directors of the Company has duly authorized the aforesaid actions and execution of this Agreement;

   NOW, THEREFORE, the Company hereby adopts the deferred compensation plan provided for under this Agreement, effective as of January 1, 1998, under the following terms and conditions.

                                   ARTICLE I
                       DEFINITIONS AND GENERAL PROVISIONS

   1.1 Definitions. Unless the context requires otherwise, the terms defined in this Article shall have the following respective meanings:

   (a) "Account" means the bookkeeping account described in Section 3.2 under which benefits and income are credited on behalf of a Participant.

   (b) "Beneficiary" means the person entitled to receive any distribution hereunder upon the death of a Participant. Notwithstanding the foregoing sentence, the Beneficiary for benefits accrued under Section 3.1 shall be the beneficiary as determined under the Pension Plan for death benefits payable thereunder, and the Beneficiary for benefits allocated under Section 3.2 shall be the beneficiary determined under the SPIRIT Plan for death benefits payable thereunder.

   (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (d) "Company" means The Standard Products Company, or any successor thereto which expressly adopts this Plan.

   (e)  "Committee" means the Plan Committee described in Article VI hereof.

   (f) "Compensation" means an Eligible Employee's compensation for a Plan Year, as defined in the SPIRIT Plan, but without application of the Code
Section 401(a)(17) limitation on compensation.

   (g)  "Effective Date" of this Plan means January 1, 1998.

   (h) "Eligible Employee" means any individual who (1) is classified as a grade 33 (or above) employee of an Employer, (2) is a participant under the SPIRIT Plan and (3) is among a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA).

   (i) "Employer" means the Company, Holm Industries, Inc., Oliver Rubber Company and any other corporation participating in the SPIRIT Plan, or any successor corporations which shall adopt the Plan.

   (j) "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

   (k) "Long-Term Disability Plan" means The Standard Products Company Long-Term Disability Plan, as such Long-Term Disability Pension Plan may be amended from time to time.

   (l) "Participant" means any Eligible Employee who meets the eligibility requirements for participation in the Plan as set forth in Article II and who earns or accrues benefits under this Plan.

   (m) "Pension Plan" means The Standard Products Company Salaried Employees' Retirement Plan, as such Pension Plan may be amended from time to time.

   (n) "Plan" means "The Standard Products Company 401(k) Supplemental Plan" as set forth herein, as such Plan may be amended from time to time.

   (o) "Plan Year" means any July 1 through June 30 period; provided, however, that the initial plan year of the Plan shall begin on January 1, 1998 and end on June 30, 1998.

   (p) "Separation from Service" occurs when an employee is no longer performing duties for the Employer for which he is entitled to receive Compensation and is not on an authorized leave of absence, layoff, vacation, sick or disability leave, or jury duty, or working for a member of the controlled group of the Company, as described under Code Section 414(b).

   (q) "SPIRIT Plan" means The Standard Products Individual Retirement and Investment Trust Plan (as Amended and Restated effective July 1, 1990), as such SPIRIT Plan may be amended from time to time.

   (r) "Supplemental Retirement Plan" means The Standard Products Company Supplemental Employees' Retirement Plan, as such Supplemental Retirement Plan may be amended from time to time.

   1.2 General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions has been done for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.

                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

   2.1 General Eligibility Conditions. To become eligible to participate in this Plan, an individual must be (i) classified as a grade 33 (or above) employee of an Employer; (ii) a participant under the SPIRIT Plan; and (iii) among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Once an Eligible Employee becomes a Participant, such individual shall continue to be a Participant until the latest to occur of failure to meet at least one of the three conditions described above, or the complete distribution to the Participant (or Beneficiary, if applicable) of his benefits under the Plan. In order to accrue a benefit or receive an allocation under the Plan, however, a Participant must meet the criteria described in this Section 2.1 and also must meet the requirements of Sections 2.2, or 2.3 and 2.4.

   2.2 Eligibility for Accrual of Benefits Under Section 3.1. In order to receive an accrual of benefits under Section 3.1, a Participant must be a participant concurrently under the Pension Plan and have the accrual of benefits under the Pension Plan and/or the Supplemental Retirement Plan be limited or decreased currently by reason of such individual's participation in this Plan.

   2.3 Specific Conditions for Active Participation. To actively participate in this Plan (i.e., to make deferrals hereunder) a Participant must concurrently (i) be making participant elected contributions under the SPIRIT Plan at the maximum permitted rate thereunder; (ii) have such participant elected contributions under the SPIRIT Plan limited or reduced currently by reason of application of the limitations of Code Sections 401(a)(17) and/or 401(k)(3); and (iii) agree in writing that the amount of participant elected contributions that are limited or reduced (and therefore which cannot be made to the SPIRIT Plan) be withheld from such Participant's Compensation and instead credited to such Participant's Account under this Plan.

   2.4 Compensation Deferral Agreement. To actively participate in this Plan, a Participant must execute a compensation deferral agreement. A Participant's compensation deferral agreement shall be filed with the Committee on a form prescribed by it and shall be filed in advance of the beginning of the Plan Year for which the Compensation covered by such agreement is to be deferred at such times as the Committee may specify.
In all cases, a Participant shall file his Compensation Deferral Agreement prior to the time any of the Compensation covered by such agreement is to be earned by such Participant. Elections to participate and defer Compensation shall continue in effect for the duration of the relevant Plan Year and may not be amended, revoked or suspended. A new election shall not be required for a subsequent Plan Year if a Participant's current Plan Year Compensation Deferral Agreement is to remain in effect for such subsequent Plan Year.

   2.5 Participation by Other Employers. With the consent of the Company, any corporation which is a member of the same controlled group as the Company (within the meaning of Code Section 1563(a)) may become a participating employer under the Plan by executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.



                                  ARTICLE III
                             DEFERRED COMPENSATION

   3.1 Benefit Accruals Related to the Pension Plan. Under this Section, for a particular Plan Year, a Participant shall accrue a benefit equal to the difference between (a) and (b) where:

   (a) equals the benefits that a Participant otherwise would accrue under the Pension Plan and the Supplemental Retirement Plan, taking into account the amount, if any, of the Participant's Compensation that is deferred under this Plan in such year; and

   (b) equals the benefits actually accrued in such year under the Pension Plan and the Supplemental Retirement Plan.

   3.2 Allocations Related to the SPIRIT Plan. Under this Section, for a particular Plan Year, a Participant shall have credited or allocated to his Account under the Plan, the following amounts:

   (a) the amount of participant elected contributions that the Participant otherwise would have made under the SPIRIT Plan were it not for the limitations applied to such contributions by reason of the limitations under Code Sections 401(a)(17) and/or 401(k)(3); until the combined participant elective deferrals under this Plan and the SPIRIT Plan for a given Plan Year reach fifteen percent (15%) of a Participant's Compensation; provided, however, that in no event shall a Participant be permitted to defer any portion of his Compensation attributable to the bonus payment, if any, for the Employer's fiscal year 1988; and

   (b) the amount of employer matching contributions on the amounts described in Section 3.2(a) above that would otherwise have been made under the SPIRIT Plan had such participant elected contributions not been limited as described above and assuming they would have been made to the SPIRIT Plan; provided, however, that to be eligible for an allocation of contributions under this
Section 3.2(b), a Participant actually must make the participant elected contributions to this Plan that are described in Section 2.3 and 3.2(a).

   The Committee shall credit to a Participant's Account during each quarter of the Plan Year, as additional deferred compensation, interest equal to the average of the monthly Moody's long-term Baa corporate bond yield rates in effect for each month of the three-month period prior to the first day of the quarter. Such interest will be compounded daily on Account balances during the Plan Year. Interest also will accrue and be credited in this manner on the Accounts of Participants for whom a compensation deferral agreement is not in effect, or with respect to the Account of any Participant who is being paid in installments until such time as such Account is fully distributed. No interest shall be credited to any benefit accrued under this Plan under Section 3.1 to make up for any reduction or decrease in the Participant's accrued benefit under the Pension Plan or the Supplemental Retirement Plan.

   Participant elected contributions hereunder will be automatically suspended during any unpaid leave of absence or temporary layoff. Contributions suspended in accordance with the provisions of this paragraph shall be automatically resumed, without the necessity of any action by the Participant, upon his return to employment at the expiration of such suspension period.

   3.3 Time and Method for Allocation of Amounts. Amounts will be allocated to Accounts of Participants under Section 3.2(a) and Section 3.2(b) at such time, and in such manner, as they would have been allocated under the SPIRIT Plan, subject to the rights of the Committee to establish such rules and procedures as described in Section 6.2.

                                   ARTICLE IV
                                    VESTING

   4.1  Vesting of Benefits Accrued Under Section 3.1.  Benefits accrued under
Section 3.1 shall vest at such time and in such manner as they would vest had they been accrued under the Pension Plan.

   4.2 Vesting of Benefits Allocated Under Section 3.2. A Participant always will be one hundred percent (100%) vested in amounts credited to his Account.

                                   ARTICLE V
                            DISTRIBUTION OF BENEFITS

   5.1  Distribution of Benefits Accrued Under Section 3.1.   Benefits accrued
under Section 3.1 shall be paid or distributed, in cash, in such manner, at such time, and to such person(s) as prescribed under the terms of the Pension Plan which would have been applicable if such benefits actually were paid under or by the Pension Plan.

   5.2  Distribution of Benefits Allocated Under Section 3.2.

   (a) Distribution upon Retirement. If a Participant's Separation from Service occurs on or after his normal retirement date or early retirement date under the Pension Plan and such Participant is receiving annuity payments under the Pension Plan, such Participant shall be entitled to receive payment of his Account balance in cash, either (i) in a lump sum; or (ii) in approximately equal annual installments made over a five (5) year period, a ten (10) year period or a fifteen (15) year period, based on a written election made by such Participant in accordance with Section 5.2(f). Distribution of a Participant's Account balance under the provisions of this paragraph shall be made (or shall commence if the installment form of distribution is elected), within sixty (60) days after the close of the calendar year in which the Participant's Separation from Service occurred.

   (b) Distribution upon Death. In the event a Participant dies prior to his Separation from Service, his designated Beneficiary shall receive a lump sum payment of his Account balance, as soon as administratively practicable after the Participant's death, unless the Participant filed with the Committee a written election to have his Account distributed in the form of approximately equal annual installments over a five (5), ten (10) or fifteen (15) year period, to his Beneficiary commencing as soon as administratively practicable during the calendar year following the calendar year of the Participant's death. In the event a Participant dies after his Separation from Service with an installment form of distribution in effect, the Participant's Beneficiary shall receive at such time(s) such installments that otherwise would have been payable to the Participant.

   (c) Termination of Employment Prior to Retirement. In the event of a Participant's Separation from Service (for any reason other than death or disability) prior to his normal retirement date or early retirement date under the Pension Plan, such Participant shall be entitled to elect to receive payment of his Account balance in cash, either (i) in a lump sum; or (ii) in approximately equal annual installments made over a five (5), ten (10) or fifteen (15) year period, based on a written election made by such Participant in accordance with Section 5.2(f).

   (d) Distribution in the Event of Disability. In the event a Participant is determined to be disabled, such Participant shall be entitled to receive payment of his entire Account balance in a lump sum as soon as administratively practicable after the Participant begins receiving long-term disability benefits under the Long-Term Disability Plan, unless the Participant filed with the Committee, prior to his becoming disabled, a written election to have his Account distributed in annual installments over a five (5), ten (10) or fifteen
(15) year period commencing as soon as administratively practicable during the calendar year following the calendar year in which the Participant became eligible to receive long-term disability benefits under the Long-Term Disability Plan. A Participant shall be considered disabled for Plan purposes if he is eligible to receive long-term disability benefits under the Long-Term Disability Plan.

   (e) In-Service Distributions. Regardless of the date on which benefits under this Plan otherwise are to be paid or commence, in the event of hardship of the Participant, payment of all or a portion of a Participant's Account can be accelerated by the Committee's determination of hardship. The Committee shall have sole discretion as to whether a hardship has occurred and if so, also shall have sole discretion to determine the amount of a Participant's Account that may be distributed to the Participant in order to alleviate that hardship. For this purpose, hardship shall mean an unforeseeable financial emergency arising as a result of events beyond the control of the Participant. An unforeseeable financial emergency shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (within the meaning of Treasury Regulations Section 1.457-2(h)). The amount that may be distributed under this
Section 5.2(e) cannot exceed the lesser of the balance in the Participant's Account or the amount the Committee determines is necessary to satisfy such Participant's hardship. In no event shall any hardship distribution involve the benefit accrual under Section 3.1 of this Plan.

   (f) Form of Distribution. Each Participant shall be required to file a written distribution election form with the Committee on a form prescribed by it at the time of the Participant's initial participation in the Plan indicating that the Participant's Account is to be distributed in the form of a lump sum or in approximately equal annual installments over a five (5), ten (10) or fifteen (15) year period. A Participant shall have the right to amend such election from time to time; provided, however, that no amendment made to a Participant's distribution election form during the twelve (12) month period immediately preceding the date payment of the Participant's Account is to be made or commence shall be recognized for purposes of the Plan.

   (g)  Amount of Distribution.

        (i) The amount of any lump sum distribution payable hereunder upon a Participant's retirement, death, disability or other termination of employment, shall be based on the value of the Participant's Account on the last day of the month prior to the distribution date.

        (ii) If a Participant's Account is to be distributed in the form of annual installment payments, such Participant's Account shall be valued on the December 31 of the calendar year in which the Participant retires, dies, becomes disabled or otherwise terminates employment, whichever is applicable, and on each subsequent December 31, until all annual installment payments have been made.

                                   ARTICLE VI
                              PLAN ADMINISTRATION


   6.1 Administration. The Plan shall be administered by the Committee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.

   6.2 Plan Committee. The Plan shall be administered by a Committee of not fewer than three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company until such appointments are terminated. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Board of Directors of the Company. If otherwise eligible, the fact that an Eligible Employee is a member of the Committee shall not preclude participation in the Plan. No member of the Committee shall act or participate in any action of the Committee directly affecting that Participant's Account under the Plan that is not of general application to all Participants. The Committee is authorized to interpret the Plan and from time to time may adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

   The Committee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Eligible Employees and Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Plan to the Board of Directors of the Company. All decisions made by the Committee shall be final.

   Without limiting the powers set forth herein, the Committee shall have the power (i) with the consent of the Board of Directors of the Company to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) to determine the times and places for holding meetings of the Committee and the notice to be given of such meetings; (iii) to employ such agents and assistants, such counsel (who may be of counsel to the Company herein), and such clerical and other services as the Committee may require in carrying out the provisions of the Plan; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Committee.

   The members of the Committee, and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Committee, and the members of the Committee and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent or any such accountant or counsel.

   6.3 Statement of Participant's Account. The Committee shall, as soon as practicable after the end of each Plan Year, mail to each Participant a statement setting forth the Account of such Participant under Section 3.2 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Committee within thirty (30) days after the mailing of such statement to the Participant.

   6.4 Filing Claims. Any Participant, Beneficiary or other individual (hereinafter a "Claimant") entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to file a written claim with the Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form and in such manner as the Committee shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Committee, such Claimant shall have no right to receive any distribution from or under the Plan.

   6.5 Notification to Claimant. If a Claimant's application is wholly or partially denied, the Committee (or its designee) shall, within ninety (90) days, furnish to such Claimant a written notice of its decision. Such notices shall be written in a manner calculated to be understood by such Claimant, and shall contain at least the following information:

        (a)  The specific reason or reasons for such denial;

        (b) specific reference to pertinent Plan provisions upon which such denial is based;

        (c) A description of any additional material or information necessary for such Claimant to perfect his claim, and an explanation of why such material or information is necessary; and

        (d) An explanation of the Plan's claim review procedure describing the steps to be taken by such Claimant, if he wishes to submit his claim for review.

   6.6 Review Procedure. Within sixty (60) days after the receipt of such notice from the Committee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Committee of the decision denying such claim. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to receive any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Committee upon such review shall be made promptly and not later than sixty (60) days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the Committee's receipt of a request for review. Any such decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

   6.7 Payment of Expenses. All costs and expenses incurred in administering the Plan shall be paid by the Company.

   6.8 Change in Control. Within thirty (30) days of a "change in control" (as defined below), or in anticipation of a change in control, the Company shall cause an irrevocable trust to be established (the "Trust") or make use of any such Trust previously established, and the Company may at such time as it deems appropriate in its sole discretion contribute to the Trust cash in an amount equal to the value of each Participant's Account under Section 3.2 and cash in an amount equal to the present value of the accrued benefits as provided under
Section 3.1, as such amount may be determined by the Pension Plan actuary, to be held in such Trust. The assets of the Trust shall be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's "insolvency" (as herein defined), until paid to Plan Participants and Beneficiaries in such manner and at such times as specified in the Plan.
For purposes of this Section, the Company shall be considered "insolvent" if the Company is unable to pay its debts as they become due or the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

   For purposes of this Section, Change of Control means the occurrence of any of the following events:

        (1) When any "person" as defined in Section 3 (a) (9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
    Section 13 (d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding capital stock; provided, however, that with respect to any director who on the effective date of this Agreement is the beneficial owner or has the option to acquire 5% or more of such capital stock outstanding on such effective date, capital stock so owned or acquired pursuant to any such options shall not be counted in determining such 20% or more combined voting power;

        (2) When, during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph; or

        (3) The completion of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets or otherwise or any merger of the Company into another Company (unless the persons who were shareholders of the Company immediately prior to such transaction own more than 70% of the voting stock and value of the surviving company immediately following such merger in substantially the same proportions as they owned immediately prior to the merger).

                                 ARTICLE VII
                          AMENDMENT AND TERMINATION


   7.1 Amendment. The Company has reserved, and does hereby reserve, the right at any time and from time to time by action of its Board of Directors (or by action of an officer or officers of the Company to whom the Board of Directors has delegated the authority to amend the provisions of the Plan) to amend, modify or alter any or all of the provisions of the Plan without the consent of any other Employer or of the Eligible

Employees or Participants; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Company, and shall become effective as of the date designated in such instrument. A copy of any such amendment to the Plan shall be delivered to any other Employer as soon as practicable following its adoption.

   7.2 Termination. The Company reserves the right to suspend, discontinue or terminate the Plan, at any time in whole or in part; provided, however, that a suspension, discontinuance or termination of the Plan shall not accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company, relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or reduce any existing Account balance.

   Any Employer may terminate its participation in the Plan at any time by providing written notice thereof to the Company.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

   8.1 Employment Relationship. A Participant shall be considered to be in the employ of the Employer and its related affiliates and subsidiaries as long as he remains an employee of either the Employer, any subsidiary corporation of the Employer, or any corporation to which substantially all of the assets and business of the Employer are transferred. For this purpose, a subsidiary corporation of the Employer is any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, as of the date such determination is to be made, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Nothing in the adoption of this Plan nor the crediting of deferred compensation shall confer on any Participant the right to continued employment by the Employer or an affiliated or subsidiary corporation of the Employer, or affect in any way the right of the Employer or such affiliate or subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

   8.2 Facility of Payments. Whenever, in the opinion of the Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Committee shall have the discretionary authority to direct payments to such person's legal representative or to a relative or friend of such person for his benefit; alternatively, the Committee may in its discretion apply the payment for the benefit of such person in such manner as the Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Committee with respect to such payment or application of benefits.

   8.3 Funding. All benefits under this Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under this Plan or any other specific assets of the Employer. All amounts credited under this Plan to the benefit of a Participant shall constitute general assets of the Employer and may be disposed of by the Employer at such time and for such purposes as it may deem appropriate.

   8.4 Anti-Assignment. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant's spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under this Plan, then those rights, in the discretion of the Committee, shall cease. In this case, the Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant's spouse, or Beneficiary in such manner as the Committee may deem proper.

   8.5 Unclaimed Interests. If the Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Committee shall so certify, and thereafter the Committee shall attempt to locate such missing person. If such person continues missing for a period of three (3) years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Committee, be distributed to the Beneficiary of such missing person.

   8.6 References to Code, Statutes and Regulations. Any and all references in this Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

   8.7 Liability. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of this Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct. However, this Section shall not operate to relieve any of the aforementioned from any responsibility or liability for any responsibility, obligation, or duty that may arise under ERISA.

   8.8 Tax Consequences of Compensation Reductions. The income tax consequences to Participants of Compensation reductions under this Plan shall be determined under applicable federal, state and local tax law and regulation.

   8.9 Company as Agent for Employers. Each corporation which shall become a participating employer pursuant to Section 2.4 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authority hereby conferred upon the Company by the terms of the Plan, including but not limited to the power to amend and terminate the Plan. The Company's authority shall continue unless and until the Employer terminates its participation in the Plan.

   8.10 Governing Law; Severability. The Plan shall be construed according to the laws of the State of Ohio, and all provisions hereof shall be administered according to the